SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 K Street NW, Washington, D.C. 20005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	Regulation FD Disclosure

The brochure and investor presentation (the “Investor Presentation”) furnished as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference, are being used at the Investor Day of FTI Consulting, Inc. (“FTI Consulting”) on June 16, 2014 and may be used by FTI Consulting in various other presentations to investors from time to time. FTI Consulting will host its Investor Day at the New York Stock Exchange. The webcast of FTI Consulting’s Investor Day will be available through FTI Consulting’s website at www.fticonsulting.com/investor-day on June 16, 2014 and the webcast will remain available for replay for 30 days.

The Investor Presentation includes Non-GAAP financial information. FTI Consulting defines “Adjusted EBITDA” as consolidated net income (loss) before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. FTI Consulting defines “Adjusted Segment EBITDA” as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. Although Adjusted EBITDA and Adjusted Segment EBITDA are not measures of financial condition or performance determined in accordance with U.S. generally accepted accounting principles (“GAAP”), FTI Consulting believes that they can be useful operating performance measures. FTI Consulting uses Adjusted Segment EBITDA to internally evaluate the financial performance of its segments because it believes it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. FTI Consulting also believes that these non-GAAP measures, when considered together with its GAAP financial results, provide management and investors with a more complete understanding of its operating results, including underlying trends, by excluding the effects of special charges, remeasurement of acquisition-related contingent consideration and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of FTI Consulting’s competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in FTI Consulting’s industry. Therefore, FTI Consulting also believes that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of its operating results to the operating results of other companies.

FTI Consulting defines “Adjusted Net Income” and “Adjusted Earnings per Diluted Share,” or “Adjusted EPS,” as net income and earnings per diluted share, respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. FTI Consulting uses Adjusted Net Income for the purpose of calculating Adjusted Earnings per Diluted Share. Although Adjusted Earnings per Diluted Share is not a measure of financial condition or performance determined in accordance with GAAP, FTI Consulting uses Adjusted Earnings per Diluted Share to assess total FTI Consulting operating performance on a consistent basis. FTI Consulting believes that this measure, when considered together with its GAAP financial results, provides management and investors with a more complete understanding of its business operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in FTI Consulting’s Consolidated Statements of Comprehensive Income.

Adjusted Earnings per Diluted Share, or Adjusted EPS, Adjusted EBITDA, and Adjusted Segment EBITDA, for all periods presented have been calculated based on the updated definitions adopted for each of these non-GAAP measures beginning with the quarter ended March 31, 2014, which excludes the impact of remeasurement of acquisition-related contingent consideration. Accordingly, the amounts shown in the Investor Presentation may differ from the amounts presented in FTI Consulting’s historical SEC filings.

Reconciliations of Adjusted Earnings per Diluted Share, or Adjusted EPS, Adjusted EBITDA, and Adjusted Segment EBITDA, in each case to the most directly comparable GAAP financial measures, are included in the Investor Presentation furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information included herein, including Exhibits 99.1 and 99.2 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Brochure delivered at FTI Consulting, Inc.’s Investor Day on June 16, 2014

99.2	Investor Presentation presented at FTI Consulting, Inc.‘s Investor Day on June 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: June 16, 2014	By:	/S/ ERIC B. MILLER
Eric B. Miller Executive Vice President, General Counsel and Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Brochure delivered at FTI Consulting, Inc.’s Investor Day on June 16, 2014

99.2	Investor Presentation presented at FTI Consulting, Inc.‘s Investor Day on June 16, 2014

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